Exhibit 99.1

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Financial Statements

For the Year Ended December 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Fair Outdoor, LLC
Suwanee, Georgia

We have audited the accompanying balance sheet of Fair Outdoor, LLC (the "Company") as of December 31, 2014, and the related statements of income and members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fair Outdoor, LLC as of December 31, 2014 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
August 29, 2016

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Balance Sheet

December 31, 2014

ASSETS

Current Assets:
Cash	$12,495
Restricted cash	10,000
Accounts receivable	29,321
Accounts receivable, related party	21,000
Prepaid expenses	645

Total Current Assets	73,461

Property and Equipment:
Structures and displays	413,224
Accumulated depreciation	(16,070)

Total Property and Equipment, net	397,154

Total Assets	$470,615

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable	$4,603
Deferred revenue	11,114
Current portion of note payable, member	53,923

Total Current Liabilities	69,640

Long-term debt, member	344,605

Total Liabilities	414,245

Members' Equity	56,370

Total Liabilities and Members' Equity	$470,615

See accompanying notes to the audited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Statement of Income and Members' Equity

For the Year Ended December 31, 2014

Revenues:
Billboard rentals	$117,641

Costs and Expenses:
Ground rents	22,575
Depreciation	16,070
Repairs and maintenance	8,401
General and administrative	2,768

Total Costs and Expenses	49,814

Net Income from Operations	67,827

Other Income (Expense):
Interest expense	(11,457)

Net Income	56,370

Members' Equity, Beginning of Year	-

Members' Equity, End of Year	$56,370

See accompanying notes to the audited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Statement of Cash Flows

For the Year Ended December 31, 2014

Cash Flows from Operating Activities:
Net Income	$56,370
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	16,070
Changes in operating assets and liabilities:
Accounts receivable	(50,321)
Prepaid expense	(645)
Accounts payable	4,603
Deferred revenue	11,114

Net Cash Provided in Operating Activities	37,191

Cash Flow From Investing Activities:
Transfers to restricted cash	(10,000)

Net Cash Used in Investing Activities	(10,000)

Cash Flows from Financing Activities:
Advances from member	6,761
Repayments on note payable, member	(21,457)

Net Cash Used in Financing Activities	(14,696)

Net Increase in Cash	12,495

Cash, Beginning of Year	-

Cash, End of Year	$12,495

Interest Paid in Cash	$11,457

Income Taxes Paid in Cash	$-

See accompanying notes to the audited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Statement of Cash Flows (Continued)

Schedules of Non-cash Financing Activities

For the Year Ended December 31, 2014

Loan from member for purchase of structures and displays	$413,224

See accompanying notes to the audited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Notes to Financial Statements

For the Year Ended December 31, 2014

NOTE 1. ORGANIZATION AND BACKGROUND

The accompanying financial statements have been prepared in connection with Fair Outdoor LLC's  sale of outdoor advertising assets to Link Media Florida, LLC ("LMF"), a wholly-owned subsidiary of Boston Omaha Corporation, and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Boston Omaha Corporation in its current report on Form 8-K/A.

Fair Outdoor, LLC, ("the Company") was organized on September 12, 2013, and began operations on February 10, 2014.  The Company's operations include the ownership and leasing of billboards located on the Florida State Fairgrounds.

For the year ended December 31, 2014, 56% of the Company's gross revenue was generated from three advertisers.  Of the three advertisers, one advertiser is an advertising agency owned by one of the Company's members.  Revenues generated from the related advertising agency were $23,500 and represented 20% of the Company's revenues.  As of December 31, 2014, amounts due from the related advertising agency were $21,000 and were collected in full subsequent to December 31, 2014.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of advertising agency commissions, sales discounts, and allowances for doubtful accounts.  The Company evaluates the collectability of its accounts receivable based on its knowledge of its customers and historical experience of bad debts.  In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations, it records a specific allowance to reduce the amounts recorded to what it believes will be collected.  For all other customers, the Company recognizes reserves for bad debt based upon historical experience of bad debts as a percentage of revenue, adjusted for relative improvement or deterioration in its agings and changes in current economic conditions.  As of December 31, 2014, the allowance for doubtful accounts was zero.

Property and Equipment

Property and equipment are carried at cost.  Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which is fifteen years.

Maintenance and repair costs are charged against income as incurred.  Significant improvements or betterments are capitalized and depreciated over the estimated life of the asset.

At December 31, 2014, the Company's property and equipment consisted of two digital displays and related personal property.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Land Leases

The advertising structures are located on leased land.  The lease contract is based upon a percentage of net revenue of the preceding month.  In months in which the net revenue does not support a percentage payment, a stated minimum monthly payment is required.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The more significant areas requiring the use of management estimates relate to useful lives for depreciation.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue from outdoor advertising through the leasing of billboards.  The terms of the operating leases range from less than one month to one year and are generally billed monthly.  Revenue for advertising space rental is recognized ratably over the term of the contract.  Advertising revenue is reported net of agency commissions.  Agency commissions are calculated based on a stated percentage applied to gross billing revenue for operations.  Payments received in advance of being earned are recorded as deferred income.

Advertising agency commissions for the year ended December 31, 2014 were $4,295.

Income Taxes

In connection with its organization as a limited liability company, the Company is taxed as a partnership.  Taxable income or losses of the Company are passed through to the Company's members, in accordance with each member's percentage of ownership, for inclusion in each individual member's income tax return.

The Company has no tax positions at December 31, 2014 for which the ultimate deductibility is highly uncertain but for which there is uncertainty about the timing of such deductibility.  All tax years are open to examination by the Internal Revenue Service.

Related Party Disclosure

FASB ASC 850, "Related Party Disclosures" requires companies to include in their financial statements disclosures of material related party transactions.  The Company discloses all material related party transactions. Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of principal owner, director or executive officer.

NOTE 3. RESTRICTED CASH

In connection with the lease operating agreement entered into by the Company for the ground leases, the lease contract requires the establishment of an LED reserve account.  The funds on deposit in this account are jointly controlled and their use is restricted to the replacement of electronic displays.  When the reserve fund balance equals the cost of the original displays, or at an earlier time that the Company and the lessor agree that sufficient funds for the replacements have been reserved, no additional reserves will be set aside until the funds are utilized.

NOTE 4. NOTE PAYABLE, MEMBER

As of December 31, 2014, long-term debt consists of an installment note payable to a member, bearing interest at 6.5% per annum.  The note is payable in monthly installments of $6,520, is unsecured and due March, 2021.

Long-term debt is as follows:

December 31,
2014

Note payable	$398,528
Less current portion	(53,923)

Long-term debt	$344,605

Maturities of long-term debt are as follows:

2015	$53,923
2016	57,535
2017	61,388
2018	65,499
2019	69,886
Thereafter	90,297

$398,528

NOTE 5. MEMBERS' EQUITY

The Company is a Florida limited liability company, therefore the personal liability of the members is limited.  Additionally, the Company's life is not limited to a specific duration.  All of the members have equal rights and privileges except for profits or losses that are shared proportionate to their ownership percentages.  All decisions and documents relating to the management and operation of the Company are made and executed by a majority in interest of the members.

NOTE 6. FUTURE MINIMUM LEASE PAYMENTS

The Company's lease for its billboard location has a fifteen year term expiring on September 1, 2028.  Monthly lease payments are based upon 50% of net revenue from the billboards.  Net revenue is defined in the lease operating agreement as the excess of revenue after the deduction of certain expenses and a replacement reserve contribution from gross revenue.  Deductions from gross revenue consist of advertising agency commissions, limited to 15% of monthly gross revenue, maintenance, insurance and a $5,000 contribution to the LED replacement reserve.  (See Note 3.)  Costs in excess of monthly revenue may be deducted from revenue of later months.

Commencing on October 1, 2014, a minimum lease payment of $2,500 per month is due to the lessor, regardless of whether the sign's net revenues support such payment.  Contingent rents for the year ended December 31, 2014 were $15,075.

Future minimum lease payments are as follows:

2016	$30,000
2017	30,000
2018	30,000
2019	30,000
2020	30,000
Thereafter	260,000

$410,000

NOTE 7. RELATED PARTIES

As of December 31, 2014, the Company had generated $23,500 in revenues from an advertising agency related to one of the Company's members.  At December 31, 2014, the balance of accounts receivable from the related party was $21,000, which was collected in full subsequent to year end.

During the year ended December 31, 2014, another of the Company's members paid $413,224 on behalf of the Company, for the purchase of structures and displays.  During March, 2014, the Company executed a note payable to the member in the original principal amount of $419,985.  (See Note 4.)

NOTE 8. SUBSEQUENT EVENTS

On June 24, 2015, the Company entered into an addendum to the operating agreement dated September, 2013.  The addendum allows the Company to modify the original contract in conjunction with agreements for two additional billboards to be built on Florida State Fairground property.  Such addendum allows the Florida State Fairground Authority ("FSFA") to lease unsold advertising space on the sign during the time leading up to and during the annual Florida State Fair on the same terms offered to other advertisers and without any sales commission being assessed by the Company.  Other items changed by the addendum include remedies for the inability to relocate a sign, the addition of Link Media Florida, LLC as approved assignee, and the addition of a cross default section that includes default on the agreements for the two additional structures.

NOTE 8. SUBSEQUENT EVENTS (Continued)

On July 1, 2015, the Company executed an operating lease agreement with the FSFA for a second billboard location.  The agreement expires on July 2, 2030 and is essentially the same as the agreement entered into during September, 2013.  The minimum monthly payment provision commences on February 1, 2016 in the amount of $1,200 per month.

On July 23, 2015, the Company sold its two digital billboard displays and related personal property to Link Media Florida, LLC for a gross sales price of $2,000,000.  Adjustments to the gross sales price were $54,939, resulting in a cash sales price of $1,945,061.

During May 2015, the Company made distributions to its members in the amount of $86,426.